UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________
FORM 8-K
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2020
 ____________________________________________________________________
OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)
____________________________________________________________________

Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)
____________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
The description of Douglas E. Brooks’s employment agreement provided under the heading “Brooks CEO Employment Agreement” in Item 5.02 is incorporated by reference into this Item 1.01.
Item 1.02 Termination of a Material Definitive Agreement.
The information regarding the termination of the Employment Agreement of Thomas B. Nusz set forth in Item 5.02 below is incorporated by reference into this Item 1.02.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of Thomas B. Nusz. On December 22, 2020, Thomas B. Nusz retired as Chief Executive Officer (“CEO”) and as a director of Oasis Petroleum Inc. (“Oasis” or the “Company”). As a result of his retirement, Mr. Nusz no longer serves as an officer, director, manager or other service provider of the Company or any subsidiary or other affiliate of the Company. Therefore, Mr. Nusz is no longer a director or Chairman of the Board of OMP GP LLC, the general partner of Oasis Midstream Partners LP. However, Mr. Nusz’s retirement as an employee of the Company does not become effective until the close of business on December 30, 2020. Mr. Nusz’s retirement was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Reduction of Board Size. In order to eliminate the Board vacancy created by Mr. Nusz’s departure from the Board, the size of the Board was reduced from seven to six on December 22, 2020.
Appointment of Board Chair Douglas E. Brooks as CEO. In light of Mr. Nusz’s retirement as CEO, effective December 22, 2020, the Board of Directors of the Company (the “Board”) appointed Douglas E. Brooks to serve as CEO during the period that the Board conducts a search for a new CEO. Mr. Brooks will continue to serve as Board Chair, in addition to his role as CEO.
Mr. Brooks, 61, has over 35 years of experience in the oil and gas industry, including significant experience as a chief executive officer. He served as the president and chief executive officer and a member of the board of directors of Energy XXI Gulf Coast, Inc., an offshore Gulf of Mexico exploration and production company, from April 2017 until that company was acquired by an affiliate of Cox Oil LLC in October 2018. He served as president and chief executive officer and a member of the board of directors of Yates Petroleum Corporation, a privately owned exploration and production company, from April 2015 until that company’s merger with EOG Resources, Inc. in October 2016. Mr. Brooks served as chief executive officer and a member of the board of directors of Aurora Oil & Gas Limited from October 2012 until June 2014, when that company merged with Baytex Energy Corp. He served as a senior vice president at Forest Oil Corporation from April 2012 until October 2012.
From 2006 to 2012, Mr. Brooks built two private equity sponsored firms focused on unconventional resource projects in the western U.S. In addition, he spent 24 years with Marathon Oil Company in roles of increasing responsibility, most recently as the director of upstream mergers and acquisitions and business development for the Americas.
In addition to the board positions described above, he is currently a board member of California Resources Corporation and has served as a board member for Chaparral Energy, Inc. from 2017 to October 2020 and the board of directors of Madalena Energy Inc. (now Centaurus Energy, Inc.) in Canada. Mr. Brooks holds a Bachelor of Science in Business Management from the University of Wyoming – Casper and a Master of Business Administration, Finance from Our Lady of the Lake University in Texas.
Appointment and Compensation of Lead Independent Director. Section 4.4 of the Second Amended and Second Amended Bylaws of the Company (the “Second Amended Bylaws”) requires the Board to appoint a Lead Independent Director if the positions of Board Chair and CEO are held by the same person. The Second Amended Bylaws empower the Lead Independent Director to call and preside over meetings of the non-management directors. In light of Mr. Brooks’s appointment as CEO, the Board appointed director Samantha Holroyd to serve as Lead Independent Director. Ms. Holroyd also chairs the Board’s Nominating, Environmental, Social & Governance Committee (the “NESG Committee”). In connection with Ms. Holroyd’s appointment as Lead Independent Director, the Compensation Committee of the Board set the compensation for that role to be $25,000 per year, prorated for partial periods actually served.
Nusz Severance Benefits. In connection with Mr. Nusz’s retirement, the employment-related provisions of his Fourth Amended and Restated Employment Agreement with the Company, dated as of March 20, 2018, as amended effective as of September 29, 2020 (the “Nusz Employment Agreement”) were terminated as of December 22, 2020. Because Mr. Nusz no longer served as Board Chair when the new Board was formed upon the Company’s emergence from Chapter 11 bankruptcy on November 19, 2020, the Nusz Employment Agreement entitled Mr. Nusz to voluntarily leave the Company for “Good Reason” if he gave notice 30 days’ notice of his intent to do so within 60 days. The Board has waived this 30-day notice requirement for Mr. Nusz. Therefore, subject to signing and returning a waiver and release in the Company’s customary form within 50 days after departure, Mr. Nusz will be entitled to receive the severance benefits payable under the Nusz Employment Agreement in the event of a Good Reason termination occurring within two years following a Change in Control. Under the Nusz

Employment Agreement, a Change in Control occurred in connection with the Company’s emergence from Chapter 11 bankruptcy. Mr. Nusz will remain subject to the confidentiality obligations set forth in the Nusz Employment Agreement.
This summary is qualified in its entirety by reference to the full text of (i) Mr. Nusz’s Fourth Amended and Restated Employment Agreement, dated March 20, 2018 which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 22, 2018 and (ii) the amendment to such agreement, which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K dated September 30, 2020, each of which is incorporated by reference herein.
Brooks CEO Employment Agreement. On December 22, 2020, the Company entered into an employment agreement with Douglas E. Brooks (the “Brooks CEO Employment Agreement”) in connection with his appointment by the Board as CEO of the Company. The Brooks CEO Employment Agreement has a term expiring five business days after the date a successor CEO is appointed by the Board, unless terminated earlier by either party upon 30 days’ advance written notice (the “Brooks Employment Term”). During the Brooks Employment Term, Mr. Brooks will continue to serve as a director and as Board Chair. As Board Chair, Mr. Brooks does not currently serve on any Board committees. Except for his compensation as a director, as described below, Mr. Brooks has chosen not to receive any salary, compensation, vacation, severance or other benefits as compensation for serving as CEO.
During the Brooks Employment Term, Mr. Brooks will continue to receive the equity grants and cash compensation awarded to non-employee members of the Board, payable based on Mr. Brooks’s service as Board Chair or with respect to any other positions held by Mr. Brooks as a director of the Company. In addition, Mr. Brooks will continue to vest in his outstanding equity awards as if he remained a non-employee member of the Board during the Brooks Employment Term. For a description of the Company’s non-employee director compensation program, please see “Non-Employee Director Compensation Program” below in this Item 5.02.
This summary is qualified in its entirety by reference to the full text of the Brooks CEO Employment Agreement, which is attached hereto as Exhibit 99.2 and incorporated by reference herein.
Non-Employee Director Compensation Program. On December 21, 2020, the Compensation Committee of the Board adopted the Non-Employee Director Compensation Program (the “Director Compensation Program”), pursuant to which each non-employee director is entitled to receive the compensation described below. The Director Compensation Program provides for an annual cash retainer to all directors equal to $85,000, with the following supplemental annual cash retainers for the Board positions set forth below:

Board Position	Supplemental Annual Cash Retainer
Board Chair	$75,000
Audit & Reserves Committee Chair	$25,000
NESG Committee Chair	$20,000
Compensation Committee Chair	$12,000
Audit & Reserves Committee Non-Chair	$12,000
NESG Committee Non-Chair	$12,000
Compensation Committee Non-Chair	$10,000
The retainers described above will be paid quarterly in advance at the beginning of each quarter. In addition, in light of the extensive time commitment required of the non-employee directors following the formation of the new Board, each non-employee director will receive a one-time initial fee of $25,000.
Under the Director Compensation Program, each non-employee director is also eligible to receive an initial restricted stock unit award of $555,000, and it is not contemplated that any additional awards will be granted during the first three years of any such director’s service on the Board. Each non-employee director’s equity award will be granted with a value of $555,000. The number of restricted stock units issued in respect of this grant will be based on the volume weighted average price for (i) the 30 trading days ending on the trading day immediately preceding the grant date or (ii) the period commencing on November 20, 2020 and ending on the trading day immediately preceding the grant date, whichever period is shorter. All equity awards granted pursuant to the Director Compensation Program are subject to the terms and conditions of the Company’s 2020 Long Term Incentive Plan. One-third of each non-employee director’s equity award will vest on the first, second and third anniversaries of the grant date, subject to the director’s continued service on the Board and to acceleration upon the occurrence of specified events.
Item 7.01. Regulation FD Disclosure
On December 23, 2020, the Company issued a press release with respect to Mr. Nusz’s retirement, as well as Mr. Brooks’s appointment as CEO and Ms. Holroyd’s appointment as Lead Independent Director. The full text of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 of this current report on Form 8-K, including Exhibit 99.9 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Oasis Petroleum Inc. on December 23, 2020.
99.2†	Employment Agreement, dated December 22, 2020, by and between Oasis Petroleum Inc. and Douglas E. Brooks.

__________________
† Indicates Management Compensatory Plan, Contract or Arrangement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)

Date: December 28, 2020	By:	/s/ Douglas E. Brooks
Douglas E. Brooks
Chief Executive Officer and Board Chair